                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

      Filed by the Registrant /X/

      Filed by a Party other than the Registrant / /

      Check the appropriate box:
      / /        Preliminary Proxy Statement
      / /        CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED
                 BY RULE 14a-6(e)(2))
      /X/        Definitive Proxy Statement
      / /        Definitive Additional Materials
      / /        Soliciting Material Pursuant to Section240.14a-12

                                         CANDELA CORPORATION
      -----------------------------------------------------------------------
                 (Name of Registrant as Specified In Its Charter)

      -----------------------------------------------------------------------
                    (Name of Person(s) Filing Proxy Statement,
                           if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/        No fee required.
/ /        Fee computed on table below per Exchange Act Rules 14a-6(i)(4)
           and 0-11.
           (1)  Title of each class of securities to which transaction applies:
                ----------------------------------------------------------
           (2)  Aggregate number of securities to which transaction
                applies:
                ----------------------------------------------------------
           (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
                ----------------------------------------------------------
           (4)  Proposed maximum aggregate value of transaction:
                ----------------------------------------------------------
           (5)  Total fee paid:
                ----------------------------------------------------------

/ /        Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

           (1)  Amount Previously Paid:
                ----------------------------------------------------------
           (2)  Form, Schedule or Registration Statement No.:
                ----------------------------------------------------------
           (3)  Filing Party:
                ----------------------------------------------------------
           (4)  Date Filed:
                ----------------------------------------------------------

                              CANDELA CORPORATION
                              530 Boston Post Road
                               Wayland, MA 01778
                                 (508) 358-7400

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders:

    An Annual Meeting of Stockholders of Candela Corporation, a Delaware corporation (the "Company"), will be held on Thursday, January 30, 2003, at 10:00 a.m., at the offices of Testa, Hurwitz & Thibeault, LLP, 125 High Street, Boston, Massachusetts for the following purposes:

    1.  To elect a Board of Directors for the ensuing year.

    2. To consider and act upon a proposal to ratify the selection of the firm of Ernst & Young LLP as independent auditors of the Company for the fiscal year ending June 28, 2003.

    3. To approve a proposal to increase the number of shares available for grant under the Company's Amended and Restated 1998 Stock Plan from 1,250,000 to 1,650,000.

    4. To transact any other business as may properly come before the meeting and any adjournments thereof.

    Stockholders entitled to notice of and to vote at the meeting shall be determined as of the close of business on December 4, 2002, the record date fixed by the Board of Directors for such purpose.

    All stockholders are cordially invited to attend the meeting in person. To ensure your representation at the meeting, however, you are urged to sign and return the enclosed proxy card as promptly as possible in the enclosed postage-prepaid envelope. You may revoke your proxy in the manner described in the accompanying Proxy Statement at any time before it has been voted at the annual meeting. Any stockholder attending the annual meeting may vote in person even if he or she has returned a proxy.

                                          By Order of the Board of Directors,

                                          /s/ Gordon H. Hayes, Jr.
                                          Gordon H. Hayes, Jr., SECRETARY

Wayland, Massachusetts
December 20, 2002

IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED STAMPED ENVELOPE BY RETURN MAIL.

                                PROXY STATEMENT
                               DECEMBER 20, 2002

    Proxies in the form enclosed with this Proxy Statement are solicited by the Board of Directors (the "Board") of Candela Corporation (the "Company") for use at the Annual Meeting of Stockholders to be held on Thursday, January 30, 2002, at 10:00 a.m. (the "Meeting"), at the offices of Testa, Hurwitz & Thibeault, LLP, 125 High Street, Boston, Massachusetts.

    Only stockholders of record as of December 4, 2002, (the "Record Date") will be entitled to vote at the Meeting and any adjournments thereof. As of December 4, 2002, 10,210,192 shares of common stock, par value $.01 per share, of the Company (the "Common Stock") were issued and outstanding.

    The holders of Common Stock are entitled to one (1) vote per share on any proposal presented at the Meeting. Stockholders may vote in person or by proxy. Execution of a proxy will not in any way affect a stockholder's right to attend the Meeting and vote in person. Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by (1) filing with the Secretary of the Company, before the taking of the vote at the Meeting, a written notice of revocation bearing a later date than the proxy; (2) duly executing a later-dated proxy relating to the same shares and delivering it to the Secretary of the Company before the taking of the vote at the Meeting; or (3) attending the Meeting and voting in person (although attendance at the Meeting will not in and of itself constitute a revocation of a proxy). Any written notice of revocation or subsequent proxy should be sent so as to be delivered to Candela Corporation, c/o Testa, Hurwitz & Thibeault, LLP, 125 High Street, Boston, Massachusetts 02110,
Attention: Gordon H. Hayes, Jr., Secretary, at or before the taking of the vote at the Meeting.

    The Company's Annual Report, containing financial statements and Management's Discussion and Analysis of Financial Condition and Results of Operations for the fiscal year ended June 29, 2002, is being mailed contemporaneously with this Proxy Statement to all stockholders entitled to vote. This Proxy Statement and the form of proxy were first mailed to stockholders on or about the date hereof.

    The persons named as attorneys in the proxies are directors and/or officers of the Company. All properly executed proxies returned in time to be counted at the Meeting will be voted and, with respect to the election of the Board of Directors, will be voted as stated below under "Election of Directors." Any stockholder submitting a proxy has the right to withhold authority to vote for any individual nominee to the Board of Directors by writing that nominee's name on the space provided on the proxy. In addition to the election of Directors, the stockholders will consider and vote upon (1) a proposal to ratify the selection of independent auditors, and (2) a proposal to increase the number of shares available for grant under the Company's Amended and Restated 1998 Stock Plan (the "1998 Stock Plan") from 1,250,000 to 1,650,000, as such proposals are further described in this Proxy Statement. Where a choice has been specified on the proxy with respect to the foregoing matters, the shares represented by the proxy will be voted in accordance with the specification and will be voted FOR if no specification is made.

    The representation in person or by proxy of at least a majority of the outstanding shares of Common Stock entitled to vote at the Meeting is necessary to establish a quorum for the transaction of business. Votes withheld from any nominee, abstentions and broker non-votes are counted as present or represented for purposes of determining the presence or absence of a quorum. A "non-vote" occurs when a broker holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because the broker does not have discretionary voting power and has not received instructions from the beneficial owner. Directors are elected by a plurality of the votes cast by stockholders entitled to vote at the Meeting. All other matters being submitted to stockholders require the affirmative vote of the majority of shares present in person, or represented by proxy, at the Meeting. An automated system administered by the Company's transfer agent tabulates the votes. The vote on each matter submitted to stockholders is tabulated separately. On such other matters, abstentions and broker "non-votes" with respect to a particular matter are not considered to have been voted with respect to such matter and have the practical effect of reducing the number of affirmative votes required to achieve a majority for such matter by reducing the total number of shares from which the majority is calculated.

    The Board of Directors knows of no other matter to be presented at the Meeting. If any other matter should be presented at the Meeting upon which a vote properly may be taken and upon which the persons named as proxies in the proxies may exercise discretion under applicable law, shares represented by all proxies received by the Company will be voted with respect thereto in accordance with the judgment of the persons named as attorneys in the proxies.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth certain information with respect to the beneficial ownership of the Company's Common Stock as of December 4, 2002 by
(i) each person known to the Company who beneficially owns 5% or more of the outstanding shares of its Common Stock, (ii) each director or nominee to become a director of the Company, (iii) each executive officer identified in the Summary Compensation Table and (iv) all directors and executive officers of the Company as a group:

                       AMOUNT OF BENEFICIAL OWNERSHIP (1)

                    NAME AND ADDRESS OF                        NUMBER OF SHARES    PERCENT OF SHARES
                      BENEFICIAL OWNER                        BENEFICIALLY OWNED   BENEFICIALLY OWNED
------------------------------------------------------------  ------------------   ------------------
Gerard E. Puorro (2)........................................          239,529             2.36%

Kenneth D. Roberts (3)......................................          133,500             1.32%

Douglas W. Scott (4)........................................           78,750                *

Nancy Nager, R.N., B.S.N., M.S.N (5)........................           30,000                *

Ben Bailey III (6)..........................................                0                *

Dennis H. Herman (7)........................................           12,138                *

Toshio Mori (8).............................................           19,875                *

F. Paul Broyer (9)..........................................           89,237                *

Robert J. Wilber (10).......................................           79,766                *

William B. Kelley...........................................                0                *
15 Pine Island Road
Hilton Head, SC 29928

William D. Witter (11)......................................        2,679,286            26.44%
153 East 53rd Street
New York, NY 10022

William D. Witter, Inc. (12)................................        2,679,286            26.44%
153 East 53rd Street
New York, NY 10022

All Directors and Executive.................................          805,029             7.95%
Officers as a Group (14 Persons) (13)

------------------------

*   Represents less than 1% of the Company's outstanding Common Stock.

(1) Except as otherwise indicated, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock beneficially owned by them. Except as otherwise indicated, the address for each beneficial owner is 530 Boston Post Road, Wayland, MA 01778. Pursuant to the rules of the Securities and Exchange Commission, the number of shares of Common Stock deemed outstanding includes, for each person or group referred to in the table, shares issuable pursuant to options held by the respective person or group which may be exercised within the 60 day period following December 4, 2002.

(2) Includes 132,500 shares issuable pursuant to stock options exercisable within the 60 day period following December 4, 2002. Includes 107,029 shares privately owned.

(3) Includes 97,500 shares issuable pursuant to stock options exercisable within the 60 day period following December 4, 2002. Does not include 4,500 shares held by a trust for the benefit of one of Mr. Roberts' children as to which Mr. Roberts disclaims beneficial ownership. Includes 36,000 shares privately owned.

(4) Includes 75,000 shares issuable pursuant to stock options exercisable within the 60 day period following December 4, 2002. Includes 3,750 shares privately owned.

(5) Includes 30,000 shares issuable pursuant to stock options exercisable within the 60 day period following December 4, 2002.

(6) Does not include 360,000 shares owned by Massachusetts Capital Resource Company, where Mr. Bailey is Vice President, as to which Mr. Bailey disclaims beneficial ownership.

(7) Includes 12,138 shares issuable pursuant to stock options exercisable within the 60 day period following December 4, 2002.

(8) Includes 19,875 shares issuable pursuant to stock options exercisable within the 60 day period following December 4, 2002.

(9) Includes 86,875 shares issuable pursuant to stock options exercisable within the 60 day period following December 4, 2002. Includes 2,362 shares privately owned.

(10) Includes 79,375 shares issuable pursuant to stock options exercisable within the 60 day period following December 4, 2002. Includes 391 shares privately owned.

(11) Includes 2,679,286 shares of common stock beneficially owned by William D. Witter, Inc. Mr. Witter is the President and primary owner of William D. Witter, Inc. and has the sole power to dispose or to direct the disposition of all of the shares of common stock which are beneficially owned respectively by William D. Witter, Inc. and William D. Witter.

(12) Information based in part on Schedule 13F dated November 6, 2002 filed with the Security and Exchange Commission. All such shares are also beneficially owned by William D. Witter, individually, the President and primary owner of William D. Witter, Inc.

(13) Includes 652,856 shares subject to stock options exercisable within the 60 day period following December 4, 2002. Includes 152,173 shares individually owned.

                     PROPOSAL NO. 1--ELECTION OF DIRECTORS

    Each Director of the Company is elected to hold office until the next annual meeting of stockholders, and until his or her successor is elected and qualified. Shares represented by all proxies received by the Company and not so marked as to withhold authority to vote for any individual nominee for Director or for all nominees will be voted (unless one or more nominees are unable or unwilling to serve) for the election of the five nominees named below. The Board of Directors knows of no reason why any such nominee should be unable or unwilling to serve, but if such should be the case, proxies will be voted for the election of another person or for fixing the number of Directors at a lesser number. With the exception of Ben Bailey III, all of the nominees are currently Directors of the Company. Proxies cannot be voted for more than five nominees.

    The nominees for Directors of the Company are as follows:

NAME                                      AGE                     POSITION
----                                    --------                  --------
Kenneth D. Roberts....................     69      Chairman of the Board of Directors
Gerard E. Puorro......................     55      President, Chief Executive Officer and
                                                   Director
Douglas W. Scott......................     56      Director
Nancy Nager, RN, BSN, MSN.............     51      Director
Ben Bailey III........................     53      Nominee

    MR. ROBERTS has been a Director of the Company since August 1989 and Chairman of the Board of Directors since November 1991. From November 1992 to June 1995, Mr. Roberts was employed on a part-time basis as Vice President and Chief Financial Officer of Foster Miller, Inc., an engineering services company. Since December 1988, he has been an independent management consultant. From
July 1986 to December 1988, Mr. Roberts was Vice President, Treasurer and Chief Financial Officer of Massachusetts Computer Corporation, a manufacturer of micro-supercomputers. Prior to that time and for many years, he was Senior Vice President and Treasurer of Dynatech Corporation (now named Acterna Corporation), a provider of diversified high technology products and services.

    MR. PUORRO was appointed a Director of the Company in September 1991.
Mr. Puorro has been President and Chief Executive Officer of the Company since April 1993. From April 1989 until April 1993, he was Senior Vice President and Chief Financial Officer of the Company. He was elected Chief Operating Officer in December 1992. Prior to joining the Company, he was Vice President and Controller at Massachusetts Computer Corporation.

    MR. SCOTT has been a Director of the Company since September 1991. Since 1985, Mr. Scott has been a partner at Phildius, Kenyon & Scott, a health care consulting and investment firm. Mr. Scott is currently President, Chief Operating Officer, and a Director of Avitar, Inc., a publicly held health care company. Mr. Scott also served as Chief Executive Officer of Avitar from December 1989 through April 1991.

    MS. NAGER was appointed a Director of the Company in February 1999. From 1990 until the present, Ms. Nager has been the Principal and CEO of Specialized Health Management, Inc., a privately held behavioral health care corporation. Ms. Nager also founded and directs Specialized HomeCare, Inc., Specialized Billing Services, Inc. and Seniorlink, an information, referral and resource corporation. Prior to that, Ms. Nager was the Chief Operating Officer of Charles River Hospital, a private psychiatric facility in Wellesley, Massachusetts, where she previously held a number of positions in nursing and administration from 1976 through 1990. Ms. Nager also provided corporate consulting to the hospital's parent company Community Care Systems, Inc. from 1990 through 1992.

    MR. BAILEY was nominated to become a Director of the Company in October 2002. From 1985 to the present, Mr. Bailey has been a Vice President of Massachusetts Capital Resource Company, a source of risk capital for Massachusetts businesses. Prior to that, he was a Vice President with the High Technology Lending Group at Bank of Boston, where he was employed from 1976 to 1985. From 1974 to 1976, he was employed at Chemical Bank in New York. He is a member of the New England Venture Capital Association and the Small Business Association of New England, and served on the National Science Foundation's Advisory Committee for Small Business Industrial Innovation (SBIR) from 1995 to 2001.

    The executive officers are as follows:

NAME                                      AGE                     POSITION
----                                    --------                  --------
Gerard E. Puorro......................     55      President, Chief Executive Officer
F. Paul Broyer........................     53      Senior Vice President, Finance and
                                                   Administration and Chief Financial
                                                   Officer
David A. Davis........................     47      Vice President, Global Marketing and
                                                   Business Development
Dennis S. Herman......................     52      Vice President, North American Sales
William H. McGrail....................     41      Vice President, Development and
                                                   Operations
Toshio Mori...........................     51      Vice President, President of Candela
                                                   KK
Robert J. Wilber......................     44      Vice President, European Operations
Dr. Kathleen McMillan.................     46      Vice President, Research
Darrell W. Simino.....................     60      Treasurer, Corporate Controller

    Executive officers of the Company are elected by the Board of Directors on an annual basis and serve until their successors are duly elected and qualified, subject to earlier removal by the Board of Directors. There are no family relationships among any of the executive officers or directors of the Company.

    MR. BROYER was appointed Senior Vice President, Finance and Administration, Chief Financial Officer, and Treasurer in July 1998. Mr. Broyer joined the Company in October 1996 as Vice President and Chief Financial Officer. Prior to joining the Company, Mr. Broyer held the position of Vice President Finance at Integrated Genetics from 1994 to 1996. From 1987 until 1994, Mr. Broyer was Corporate Controller for Laserdata, Inc. and held earlier positions with Avatar Technologies and Data General Corporation.

    MR. DAVIS joined the Company as Vice President, Global Marketing and Business Development in September 2001. Prior to joining the Company, Mr. Davis was Vice-President, Marketing for Hologix, Inc., a manufacturer and developer of digital radiographic and bone densitometry products. From 1996 to 1997, Mr. Davis was Vice President, Sales and Marketing for Vital Images, Inc. a software company. From 1984 to 1995, Mr. Davis held sales and marketing management positions at ATL Ultrasound.

    MR. HERMAN was appointed Vice President, North American Sales in
October 2001. Mr. Herman joined the Company in February 1999 as Eastern Regional Sales Manager. Prior to joining the Company, Mr. Herman held the position of Vice President of Sales at Palomar Medical Technologies, a medical device company, from 1997 to 1998. From 1991 until 1997, Mr. Herman was National Sales Manager of Spectrum Medical Technologies, which was later acquired by Palomar Medical Technologies.

    MR. MCGRAIL was appointed Vice President, Development and Operations in May 2000. From July 1998 until May 2000, Mr. McGrail served in the position of Vice President of Development

Engineering. From August 1994 until July 1998, Mr. McGrail served in the position of Director of Engineering. From 1987 to 1994, Mr. McGrail held the positions of Software Design Engineer and Senior Software Engineer. Prior to joining the Company, Mr. McGrail was employed by Raytheon Corporation.

    MR. MORI was appointed Vice President, President of Candela KK in
July 1998, after serving as President and Representative Director of Candela KK since September 1996. Previously, Mr. Mori held the positions of Director of Candela KK from September 1992 to September 1996, and General Manager from September 1989 to September 1992. From 1976 to 1989, he was employed by Sansui Electric Co. Ltd. in Tokyo.

    MR. WILBER was appointed Vice President, European Operations in
February 1999, after serving as Vice President, Worldwide Service since
August 1997. Previously, Mr. Wilber held the position of Director of Worldwide Service from October 1993 to August 1997. He has been with the Company since September of 1989 and was previously a Finance Group Director. From 1989 to 1992 Mr. Wilber held the positions of International Accounting Manager, Customer Service Manager, and Director of Financial Planning and Analysis. Prior to joining the Company, Mr. Wilber held positions at Sony Corporation of America, Massachusetts Computer Corporation, and National Semiconductor/Data Terminal Systems.

    DR. MCMILLAN was appointed Vice President, Research in February 2001, after serving for seven years as Director of Bioscience for the Company's Research Department. Dr. McMillan's experience includes three years as Director of the Otolaryngology Research Center at New England Medical Center, and a position as Assistant Professor of Otolaryngology at Tufts University School of Medicine in Boston, Massachusetts.

    MR. SIMINO was appointed Treasurer in September 2000, and has held the position of Corporate Controller since November 1999. Mr. Simino joined the Company in July 1996 as Manager, Financial Reporting. Prior to joining the Company, Mr. Simino held the position of Controller at The Lance Corporation from 1979 to 1996. From 1973 to 1979, Mr. Simino was a Division Controller for Helix Technology Corporation.

TRANSACTIONS WITH MANAGEMENT AND OTHERS

    In 1998, the Company issued eight-year, 9.75% subordinated term notes (the "Notes") and attached warrants (the "Warrants") to Massachusetts Capital Resource Company ("MCRC"), where Mr. Bailey is a Vice President, Mr. William D. Witter and Mr. Michael D. Witter, in the aggregate amount of $3,700,000, secured by the assets of the Company. On November 8, 2002, the Company, in order to take advantage of the lower currently available interest rates as compared to the loan rate, paid in full the outstanding principal and accrued interest of the Notes totaling $2,990,463 plus an early redemption premium of $236,800 to the investors. Upon redemption, MCRC received a total of $2,616,700 and William D. Witter (who had previously purchased the note originally issued to Michael D. Witter) received a total of $610,563. As a result of the payment, the Company will have no future principal or interest payments relating to the Notes. Following such payment, MCRC exercised its Warrants to purchase 360,000 shares of Common Stock of the Company and Mr. William D. Witter exercised his warrants to purchase 75,000 shares of Common Stock of the Company.

BOARD MEETINGS AND COMMITTEES

    The Board of Directors met seven times during the fiscal year ended
June 29, 2002. The Audit Committee of the Board, of which Mr. Roberts,
Ms. Nager and Mr. Scott were members during fiscal year 2002, reviews all financial functions of the Company, including matters relating to the appointment, compensation and activity of the Company's auditors. The Compensation Committee, of which Dr. Cleveland (until his death), Mr. Roberts (who replaced
Dr. Cleveland), Ms. Nager and Mr. Scott were members during fiscal year 2002, sets the compensation of the Chief Executive Officer and reviews and approves the compensation arrangements for all other officers of the Company and administers the Company's 1998 Stock Plan. The Audit Committee met six times and the Compensation Committee met two times during the fiscal year ended June 29, 2002. The Board of Directors does not have a standing nominating committee.
Dr. Cleveland (due to his illness) attended fewer than 75% of the aggregate of
(1) the total number of meetings of the Board of Directors (held during the fiscal year ended June 29, 2002) and (2) the total number of meetings held by all committees of the Board on which he served (held during the fiscal year ended June 29, 2002).

DIRECTOR COMPENSATION

    Directors who are not employees of the Company receive an annual retainer of $4,000 and a fee of $1,000 per regularly scheduled meeting of the Board of Directors. Directors are also reimbursed for out-of-pocket expenses incurred in connection with the performance of their duties as a director. Directors are also eligible to participate in the 1993 Non-Employee Director Stock Option Plan and the 1998 Stock Plan.

EXECUTIVE COMPENSATION

    The following table sets forth certain information with respect to the compensation paid or accrued by the Company for services rendered to the Company, in all capacities, for the fiscal year ended June 29, 2002 by its Chief Executive Officer (the "CEO") and the four other most highly paid executive officers of the Company (and a former executive officer), in each case whose total salary and bonus exceeded $100,000 during the fiscal year ended June 29, 2002 (collectively, the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                                               LONG-TERM
                                                                              COMPENSATION
                                                              ANNUAL           AWARDS(2)
                                                          COMPENSATION(1)
                                                        -------------------    UNDERLYING     ALL OTHER
                                                         SALARY     BONUS       OPTIONS/     COMPENSATION
        NAME AND PRINCIPAL POSITION            YEAR       ($)        ($)        SARS(#)          ($)
        ---------------------------          --------   --------   --------   ------------   ------------
Gerard E. Puorro...........................    2002     292,193         --           --          7,047(3)
  Chief Executive Officer,                     2001     280,077     38,941(8)    80,000          5,705(3)
  President and Director                       2000     254,807    125,044(8)    30,000          6,697(3)

Dennis S. Herman...........................    2002     275,868         --       20,000          6,567(4)
  Vice President,                              2001     165,298         --           --          2,150(4)
  North American Sales                         2000     203,730         --           --          2,325(4)

Toshio Mori................................    2002     228,062     29,413(8)        --             --
  Vice President,                              2001     229,630     47,390(8)    15,000             --
  President of Candela KK                      2000     220,436     37,221(8)        --             --

Robert J. Wilber...........................    2002     199,320         --           --          4,103(5)
  Vice President,                              2001     141,653     19,743(8)    40,000          2,235(5)
  European Operations                          2000     139,560     63,243(8)    30,000          2,275(5)

William B. Kelley..........................    2002     196,753         --           --             --
  (former) Vice President,                     2001     172,746     24,018(8)    40,000          4,447(6)
  North American Sales and Service             2000     167,130     77,125(8)    15,000          3,566(6)

Paul Broyer................................    2002     166,061         --           --          6,882(7)
  Chief Financial Officer,                     2001     150,640     21,785(8)    40,000          6,155(7)
  Senior Vice President,                       2000     141,731     63,659(8)    30,000          3,788(7)
  Finance and Administration

------------------------

(1) Excludes perquisites and other personal benefits, the aggregate annual amount of which for each officer was less than the lesser of $50,000 or 10% of the total salary and bonus reported for the named executive officer.

(2) The Company did not grant any restricted stock awards or stock appreciation rights ("SARs") or make any long-term incentive plan pay-outs during the fiscal years ended June 29, 2002, June 30, 2001, or July 1, 2000.

(3) For fiscal 2002, includes $3,771 in matching contributions by the Company pursuant to the Company's 401(k) Plan, $1,570 in life insurance premiums paid by the Company for the benefit of Mr. Puorro, and $1,706 for a Company provided automobile. For fiscal 2001, includes $3,776 in matching contributions by the Company pursuant to the Company's 401(k) Plan, $1,369 in life insurance premiums paid by the Company for the benefit of Mr. Puorro, and $560 for a Company provided automobile. For fiscal 2000, includes $3,591 in matching contributions by the Company pursuant to the Company's 401(k) Plan, $1,373 in life insurance premiums paid by the Company for the benefit of Mr. Puorro, and $1,733 for a Company provided automobile.

(4) For fiscal 2002, includes $1,550 in matching contributions by the Company pursuant to the Company's 401(k) Plan, $4,630 in life insurance premiums paid by the Company for the benefit of Mr. Herman, and $387 for a Company provided automobile. For fiscal 2001, includes $1,850 in matching contributions by the Company pursuant to the Company's 401(k) Plan and $300 for a Company provided automobile. For fiscal 2000, includes $2,325 in matching contributions by the Company pursuant to the Company's 401(k) Plan and $200 for a Company provided automobile.

(5) For fiscal 2002, includes $1,509 in matching contributions by the Company pursuant to the Company's 401(k) Plan, $156 in life insurance premiums paid by the Company for the benefit of Mr. Wilber, and $2,438 for a Company provided automobile. For fiscal 2001, includes $1,504 in matching contributions by the Company pursuant to the Company's 401(k) Plan, $219 in life insurance premiums paid by the Company for the benefit of Mr. Wilber and $512 for a Company provided automobile. For fiscal 2000, includes $2,052 in matching contributions by the Company pursuant to the Company's 401(k) Plan and $223 in life insurance premiums paid by the Company for the benefit of Mr. Wilber.

(6) For fiscal 2001, includes $3,746 in matching contributions by the Company pursuant to the Company's 401(k) Plan, $284 in life insurance premiums paid by the Company for the benefit of Mr. Kelley, and $416 for a Company provided automobile. For fiscal 2000, includes $3,310 in matching contributions by the Company pursuant to the Company's 401(k) Plan and $256 in life insurance premiums paid by the Company for the benefit of Mr. Kelley.

(7) For fiscal 2002, includes $3,564 in matching contributions by the Company pursuant to the Company's 401(k) Plan and $312 in life insurance premiums paid by the Company for the benefit of Mr. Broyer and $3,006 for a Company provided automobile. For fiscal 2001, includes $3,321 in matching contributions by the Company pursuant to the Company's 401(k) Plan and $193 in life insurance premiums paid by the Company for the benefit of Mr. Broyer and $2,640 for a Company provided automobile. For fiscal 2000, includes $2,987 in matching contributions by the Company pursuant to the Company's 401(k) Plan and $252 in life insurance premiums paid by the Company for the benefit of Mr. Broyer and $551 for a Company provided automobile.

(8) Incentive bonus approved by the Board of Directors, based on Company results for the fiscal year.

OPTION GRANTS IN LAST FISCAL YEAR

                                             INDIVIDUAL GRANTS                      POTENTIAL REALIZABLE
                            ----------------------------------------------------   VALUE AT ASSUMED ANNUAL
                                       PERCENT OF TOTAL                             RATES OF STOCK PRICES
                                       OPTIONS/GRANTED    EXERCISE                 APPRECIATION FOR OPTION
                            OPTIONS      TO EMPLOYEES       PRICE     EXPIRATION           TERM(1)
NAME                        GRANTED     IN FISCAL YEAR    PER SHARE      DATE          5%          10%
----                        --------   ----------------   ---------   ----------   ----------   ----------
Dennis S. Herman             20,000           7.10%        $ 4.99       10/3/11     $ 62,763     $159,055

------------------------

(1) Amounts reported in these columns represent amounts that may be realized upon exercise of the options immediately prior to the expiration of their term assuming the specified compounded rates of appreciation (5% and 10%) on the Company's Common Stock, as the case may be, over the term of the options. These numbers are calculated based on rules promulgated by the Securities and Exchange Commission and do not reflect the Company's estimate of future stock price growth. Actual gains, if any, on stock option exercises and Common Stock holdings are dependent on the timing of such exercise and the future performance of the Company's Common Stock. There can be no assurance that the rates of appreciation assumed in this table can be achieved or that the amounts reflected will be received by the individual.

OPTION EXERCISES AND FISCAL YEAR END VALUES

    The following table sets forth information with respect to options to purchase the Company's Common Stock granted under the 1989 Stock Plan and 1998 Stock Plan including (i) the number of shares purchased upon exercise of options in the most recent fiscal year, (ii) the net value realized upon such exercise, (iii) the number of unexercised options outstanding at June 29, 2002, and (iv) the value of such unexercised options at June 29, 2002:

                                                                     NUMBER OF                     VALUE OF
                                                                    UNEXERCISED                   UNEXERCISED
                                     SHARES                         OPTIONS AT              IN-THE-MONEY OPTIONS AT
                                   ACQUIRED ON    VALUE          JUNE 29, 2002(#)              JUNE 29, 2002(2)
                                    EXERCISE     REALIZED   ---------------------------   ---------------------------
NAME                                   (#)         (1)      EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                               -----------   --------   -----------   -------------   -----------   -------------
Gerard E. Puorro.................     75,000     $117,750     113,292        42,999         $55,595        $ 6,250
Dennis S. Herman.................         --           0        7,138        21,875         $     0        $10,200
Toshio Mori......................         --           0       16,125        15,000         $13,093        $ 3,125
Robert J. Wilber.................         --           0       58,125        28,750         $19,607        $ 3,125
F. Paul Broyer...................         --           0       65,625        28,750         $30,780        $ 3,125
William B. Kelley................         --           0            0             0         $     0        $     0

------------------------

(1) Named Executive Officers will receive cash only if and when they sell the securities issued upon exercise of the options and the amount of cash received by such individuals is dependent on the value of such securities at the time of such sale, if any.

(2) Value is based on the difference between option grant price and the fair market value at the end of fiscal year 2002 ($5.50 per share as quoted on the NASDAQ Stock Market at the close of trading on June 28, 2002) multiplied by the number of shares underlying the option.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

    The Company's executive compensation program is administered by the Compensation Committee, which consisted of Mr. Scott, Mr. Roberts and Ms. Nager at the end of fiscal 2002. All three members of the Compensation Committee are non-employee directors. Pursuant to the authority delegated by the Board of Directors, the Compensation Committee each year sets the compensation of the Chief Executive Officer and reviews and approves the compensation of all other senior officers, including approval of annual salaries and bonuses as well as the grant of stock options to officers and employees.

COMPENSATION PHILOSOPHY

    An important goal of the Company is to attract and retain qualified executives in a competitive industry. To achieve this goal, the Compensation Committee applies the philosophy that compensation of executive officers, specifically including that of the Chief Executive Officer and President, should be linked to revenue growth, operating results and earnings per share performance.

    Under the supervision of the Compensation Committee, the Company has developed and implemented compensation policies. The Compensation Committee's executive compensation policies are designed to (i) enhance profitability of the Company and stockholder value, (ii) integrate compensation with the Company's annual and long-term performance goals, (iii) reward corporate performance,
(iv) recognize individual initiative, achievement and hard work, and (v) assist the Company in attracting and retaining qualified executive officers. Currently, compensation under the executive compensation program is comprised of cash compensation in the form of annual base salary, bonus, and long-term incentive compensation in the form of stock options.

    In general, under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), the Company cannot deduct, for federal income tax purposes, compensation in excess of $1,000,000 paid to certain executive officers. This deduction limitation does not apply, however, to compensation that constitutes "qualified performance-based compensation" within the meaning of Section 162(m) of the Code and the regulations promulgated thereunder. The Company has considered the limitations on deductions imposed by Section 162(m) of the Code, and it is the Company's present intention that, for so long as it is consistent with its overall compensation objective, substantially all tax deductions attributable to executive compensation will not be subject to the deduction limitations of Section 162(m) of the Code.

BASE SALARY

    In setting cash compensation for the Chief Executive Officer and reviewing and approving the cash compensation for all other officers, the Compensation Committee reviews salaries annually. The Compensation Committee's policy is to fix base salaries at levels comparable to the amounts paid to senior executives with comparable qualifications, experience and responsibilities at other companies of similar size and engaged in a similar business to that of the Company. In addition, the base salaries take into account the Company's relative performance as compared to comparable companies.

    The salary compensation for the executive officers is based upon their qualifications, experience and responsibilities, as well as the attainment of planned objectives. The Chief Executive Officer and President makes recommendations to the Compensation Committee regarding the planned objectives and executive compensation levels. The overall plans and operating performance levels, upon which management compensation is based, are approved by the Compensation Committee on an annual basis. During fiscal year 2002, the Chief Executive Officer and President made recommendations for salary reductions for the executive group effective in fiscal year 2003, and the Compensation Committee approved decreases ranging from 5% to 10% of the base salary for the executive officers. These decreases reflect cost cutting initiatives implemented to restore the Company to profitability.

BONUS COMPENSATION

    The Company has a Management Incentive Plan, adopted by the Board of Directors, whereby senior executives recommended by the Chief Executive Officer and approved for inclusion in the Plan by the Compensation Committee receive bonus compensation based on a percentage of base salary. Bonuses were not paid under this Plan to U.S. based executives during fiscal year 2002.

STOCK OPTIONS

    The Compensation Committee relies on incentive compensation in the form of stock options to retain and motivate executive officers. Incentive compensation in the form of stock options is designed to provide long-term incentives to executive officers and other employees, to encourage the executive officers and other employees to remain with the Company and to enable them to develop and maintain a stock ownership position in the Company's Common Stock. The Company's 1989 Stock Plan and 1998 Stock Plan, administered by the Compensation Committee, have been used for the granting of stock options.

    Both the 1989 Stock Plan and the 1998 Stock Plan permit the Compensation Committee to administer the granting of stock options to eligible employees, including executive officers. Options generally become exercisable based upon a vesting schedule tied to years of future service to the Company. The value realizable from exercisable options is dependent upon the extent to which the Company's performance is reflected in the market price of the Company's Common Stock at any particular point in time. Equity compensation in the form of stock options is designed to provide long-term incentives to executive officers and other employees. The Compensation Committee approves the granting of options in order to motivate employees to maximize stockholder value. Vesting for options granted under the plan is determined by the compensation committee at the time of grant and the options granted expire after a 10-year period (5 years for 10% or more stockholders). Incentive Stock Options ("ISOs") are granted at not less than the fair market value at the date of grant. As a result of this policy, executives and other employees who are granted ISOs are rewarded economically only to the extent that the stockholders also benefit through stock price appreciation in the market.

    The number of options granted to employees is based on such factors as individual initiative, achievement and performance. In administering grants to executives, the Compensation Committee evaluates each officer's total equity compensation package. The Compensation Committee generally reviews the option holdings of each of the executive officers, including vesting and exercise price and the then current value of such unvested options. The Compensation Committee considers equity compensation to be an integral part of a competitive executive compensation package and an important mechanism to align the interests of management with those of the Company's stockholders. In fiscal year 2002, options to purchase shares of Common Stock were granted to Mr. Davis and Mr. Herman.

MR. PUORRO'S COMPENSATION

    The cash compensation program for the Chief Executive Officer and President of the Company is designed to reward performance that enhances stockholder value. The compensation package is comprised of base pay and stock options, which is affected by the Company's revenue growth, market share growth, profitability, and growth in earnings per share. In fiscal year 2002, Mr. Puorro's cash compensation was $292,193. The Compensation Committee believes that Mr. Puorro's compensation has been, and is now, comparable to the salary of other Chief Executive Officers in other medical equipment companies, considering the size and rate of profitability of those companies.

    The Compensation Committee is satisfied that the executive officers of the Company are dedicated to achieving significant improvements in the long-term financial performance of the Company and that the compensation policies and programs implemented and administered have contributed and will continue to contribute toward achieving this goal.

    This report has been submitted by the members of the Compensation Committee:

    Douglas W. Scott
    Kenneth D. Roberts
    Nancy Nager, RN, BSN, MSN

STOCK PERFORMANCE GRAPH

    The following graph illustrates a five year comparison of cumulative total stockholder return among the Company, the S&P 500 Market Index and the Company's "Industry Index." The Company selected an index of companies in the electro-medical equipment industry as its industry group. Accordingly, the Industry Index reflects the performance of all companies that are included in the electro-medical equipment industry with 3845 as their Primary Standard Industrial Classification Code Number. The comparison assumes $100 was invested on June 27, 1997 (the date of the beginning of the Company's fifth preceding fiscal year) in the Company's Common Stock and in each of the foregoing indices and assumes reinvestment of dividends, if any.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

         CANDELA CORPORATION  S & P 500  PEER GROUP
6/27/97              $100.00    $100.00     $100.00
6/26/98               $45.00    $130.16     $135.12
7/2/99               $276.00    $159.78     $178.75
7/1/00               $218.99    $171.36     $207.19
6/30/01              $157.19    $145.95     $187.45
6/29/02              $131.99    $119.70     $170.40

EMPLOYMENT AGREEMENTS

    The Company has entered into severance agreements with each of Messrs. Puorro, Broyer, Wilber, McGrail, Herman, Davis and Simino. Under our agreements with Messrs. Broyer, Wilber, McGrail, Herman, Davis and Simino, the Company has agreed to continue payment of their respective base annual salaries over twelve months in the event that their services for the Company are terminated for any reason except for cause or such individuals' resignation. Under our agreement with Mr. Puorro, in the event that his employment is terminated for any reason, at either his election or the Company's election other than for just cause, he will be entitled to receive severance payments equal to his base annual salary for twelve months and then 50% of his base annual salary for an additional twelve months. Each of the above named individuals is subject to nonsolicitation and noncompetition provisions for the period during which he receives severance payments.

AUDIT COMMITTEE REPORT

    This report is submitted by the Audit Committee of the Board of Directors, which reviews and discusses with the independent auditors and management the scope and timing of their audit services and any other services they are asked to perform, the auditors' report on the Company's consolidated financial statements following completion of their audit and the Company's policy and procedures with respect to internal accounting and financial controls. The Audit Committee is composed of Messrs. Roberts and Scott and Ms. Nager. None of Messrs. Roberts and Scott nor Ms. Nager are officers or employees of the Company, and aside from being directors of the Company, each is otherwise independent of the Company (as independence is defined pursuant to Rule 4200(a)(15) of the National Association of Securities Dealers' listing standards). The Audit Committee operates under a written charter adopted by the Board of Directors and amended at a meeting of the Audit Committee on October 28, 2002. The Audit Committee charter, as amended, is attached hereto as APPENDIX B.

    The Audit Committee has reviewed and discussed the audited financial statements of the Company for the fiscal year ending June 29, 2002 with both management and Ernst & Young LLP, the Company's independent auditors. The Audit Committee has also discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees), as currently in effect. The Audit Committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as currently in effect, and has discussed with Ernst & Young LLP, that firm's independence. Based on its review of the financial statements and these discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended June 29, 2002.

    This report has been respectfully submitted by the members of the Audit Committee of the Board of Directors.

    Kenneth D. Roberts
    Nancy Nager, R.N., B.S.N., M.S.N.
    Douglas W. Scott

AUDIT FEES

    The aggregate fees billed by Ernst & Young LLP for professional services rendered for the audit of the Company's annual financial statements for the fiscal year ended June 29, 2002 and for the reviews of the financial statements included in the Company's Form 10-K and Forms 10-Q for the fiscal year ended June 29, 2002 were $308,126.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATIONS FEES

    There were no fees billed by Ernst & Young LLP for financial information systems design and implementation professional services for the fiscal year ended June 29, 2002.

ALL OTHER FEES

    The aggregate fees billed by Ernst & Young LLP for services other than those described above for the fiscal year ended June 29, 2002 totaled $22,170 and were primarily for tax services and other services traditionally provided by auditors, including work performed in connection with filings with the Securities and Exchange Commission.

    The Company's Audit Committee has determined that the provision of the services provided by Ernst & Young LLP as set forth herein are compatible with maintaining that firm's independence.

             PROPOSAL NO. 2--RATIFICATION OF SELECTION OF AUDITORS

    The Board of Directors has selected the firm of Ernst & Young LLP, independent certified public accountants, to serve as independent auditors of the Company for the fiscal year ending June 28, 2003. Ernst & Young LLP has acted as the Company's independent auditors since March 27, 2000. It is expected that a member of Ernst & Young LLP will be present at the Annual Meeting of Stockholders with the opportunity to make a statement if so desired and will be available to respond to appropriate questions.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF ITS SELECTION OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS OF THE COMPANY FOR THE FISCAL YEAR ENDING JUNE 28, 2003.

 PROPOSAL NO. 3--APPROVAL OF AN INCREASE IN THE NUMBER OF SHARES AVAILABLE FOR
          GRANT UNDER THE 1998 STOCK PLAN FROM 1,250,000 TO 1,650,000

    On October 28, 2002, the Board of Directors approved a proposal to increase the number of shares available for grant under the Company's 1998 Stock Plan, subject to the approval of the Company's stockholders. The 1998 Stock Plan was originally adopted by the Board of Directors on September 30, 1998 and approved by the Company's stockholders on January 12, 1999. The 1998 Stock Plan provides for the grant of incentive stock options to employees, the grant of non-qualified stock options to employees, consultants, directors and officers of the Company, awards of stock of the Company or the opportunity to make direct stock purchases of shares of the Company.

    The following table sets forth as of December 4, 2002, all options granted under the 1998 Stock Plan since its inception to (i) each of the CEO and the other Named Executive Officers, (ii) all current executive officers of the Company as a group, (iii) all directors who are not officers, (iv) each nominee for election as a director and (v) all employees, excluding executive officers, of the Company as a group. Future awards are at the discretion of the Board of Directors and cannot be determined at this time.

                                                                  NUMBER OF OPTIONS GRANTED UNDER
                     NAME AND POSITION                        THE 1998 STOCK PLAN SINCE ITS INCEPTION
                     -----------------                        ---------------------------------------
Gerard E. Puorro............................................                  140,000
  Chief Executive Officer, President and Director

Dennis S. Herman............................................                   29,013
  Vice President, North American Sales

Toshio Mori.................................................                   30,000
  Vice President, President of Candela KK

Robert J. Wilber............................................                   85,000
  Vice President, European Operations

F. Paul Broyer..............................................                   85,000
  Senior Vice President of Finance, Chief Financial Officer

William B. Kelley...........................................                   70,000

Executive Officers as a Group...............................                  520,393

Non-officer Directors as a Group............................                   60,000

Kenneth D. Roberts..........................................                   22,500
  Director

Douglas W. Scott............................................                   22,500
  Director

Nancy Nager, R.N., B.S.N., M.S.N............................                   15,000
  Director

All employees, excluding Executive Officers.................                  646,851

    The following is a summary description of the 1998 Stock Plan. The complete text of the 1998 Stock Plan (incorporating the increase in shares available pursuant to this proposal) is attached hereto as APPENDIX A.

SUMMARY OF THE 1998 STOCK PLAN

    PURPOSE. The purpose of the 1998 Stock Plan is to encourage all employees of the Company and other individuals, including directors who render services to the Company, by providing opportunities to purchase Common Stock of the Company pursuant to the 1998 Stock Plan.

    SHARES SUBJECT TO THE 1998 STOCK PLAN. The Board of Directors has approved a proposal to amend the 1998 Stock Plan to increase the number of shares available for grant under the 1998 Stock Plan from 1,250,000 to 1,650,000. Should the Company's stockholders approve this proposal, a maximum of 1,650,000 shares of Common Stock will be available for issuance under the 1998 Stock Plan.

    ELIGIBILITY. The 1998 Stock Plan provides for (i) the grant of incentive stock options ("ISOs") within the meaning of Section 422 of the Code to employees of the Company, (ii) the grant of non-qualified stock options ("NQSOs") to employees, consultants, directors and officers of the Company,
(iii) awards of stock in the Company ("Awards") and (iv) opportunities to make direct purchases of stock in the Company ("Purchases"). ISOs, NQSOs, Awards and Purchases are sometimes collectively referred to as "Stock Rights" and ISOs and NQSOs are sometimes collectively referred to as "Options." Currently, approximately 182 employees and each of the Directors of the Company are eligible to participate in the 1998 Stock Plan.

    ADMINISTRATION. The 1998 Stock Plan is administered by the Compensation Committee of the Board of Directors, which currently consists of Mr. Kenneth D. Roberts, Mr. Douglas W. Scott and Ms. Nancy Nager, three non-employee directors of the Company. Subject to the provisions of the 1998 Stock Plan, the Compensation Committee has the authority to determine, among other things, the persons to whom Stock Rights shall be granted, the number of shares covered by each Stock Right, the exercise price per share and other terms and provisions governing the Stock Rights, including restrictions, if any, applicable to the shares of Common Stock issuable upon the exercise of Stock Rights.

    OPTION PRICE AND DURATION. The Compensation Committee determines the exercise price per share for NQSOs under the 1998 Stock Plan, so long as such exercise price is no less than the minimum legal consideration required under the laws of any jurisdiction in which the Company may be organized. The exercise price per share for ISOs granted under the 1998 Stock Plan may not be less than the fair market value per share of Common Stock on the date of such grant. In the case of an ISO to be granted to an employee possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, the exercise price per share may not be less than one hundred ten percent (110%) of the fair market value per share of Common Stock on the date of grant. The aggregate fair market value (determined on the date of grant) of the shares of Common Stock subject to ISOs granted to an employee and which first become exercisable during any calendar year cannot exceed $100,000; any portion of an ISO grant that exceeds such $100,000 limit will be treated for tax purposes as a NQSO. ISOs are not transferable by the optionholder except by will or by the laws of descent and distribution. NQSOs are transferable to the extent determined by the Compensation Committee and as set forth in the agreement relating to the grant of any such NQSOs. Each option expires on the date specified by the Compensation Committee, but not more than (i) ten years from the date of grant in the case of options generally and (ii) five years from the date of grant in the case of ISOs granted to an employee possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company. Options are subject to early termination in certain circumstances.

    EXERCISABILITY OF OPTIONS. Options granted under the 1998 Stock Plan may either be fully exercisable at the time of the grant or may become exercisable in such installments as the Compensation Committee may specify. Options may be exercised from time to time, in whole or in part, up to the total number of shares with respect to which it is then exercisable by giving written notice to the Company, stating the number of shares with respect to which the option is being exercised, accompanied by payment in full for such shares. The Committee has the right to accelerate the date of exercise of any installment of any option (subject to the $100,000 per year limitation on the fair market value of stock subject to ISOs granted to any employee which become exercisable in any calendar year).

    AMENDMENT AND TERMINATION. The Board of Directors may from time to time adopt amendments, certain of which are subject to stockholder approval, and may terminate the 1998 Stock Plan at any time (although such action shall not affect options previously granted). Any shares subject to an option which for any reason expires or terminates unexercised may again be available for future grants under the 1998 Stock Plan. No options may be granted under the 1998 Stock Plan after September 19, 2008.

    FEDERAL INCOME TAX CONSEQUENCES. The following discussion summarizes certain U.S. federal income tax considerations for persons receiving Stock Rights under the 1998 Stock Plan and certain U.S. federal income tax consequences to the Company, based upon the provisions of the Code as in effect on the date of this Proxy Statement, current regulations and existing administrative rulings of the IRS. However, the summary is not intended to be a complete discussion of all the federal income tax consequences of these plans.

    INCENTIVE STOCK OPTIONS:

    1. In general, no taxable income results to the optionee upon the grant of an ISO or upon the issuance of shares to him or her upon the exercise of the ISO, and the Company is not entitled to a federal income tax deduction upon either grant or exercise of an ISO.

    2.  If shares acquired upon exercise of an ISO are not disposed of within
       (i) two years from the date the ISO was granted or (ii) one year from the date the shares are issued to the optionee pursuant to the ISO exercise (the "Holding Periods"), the difference between the amount realized on any subsequent disposition of the shares and the exercise price generally will be treated as capital gain or loss to the optionee.

    3. If shares acquired upon exercise of an ISO are disposed of and the optionee does not satisfy the Holding Periods (a "Disqualifying Disposition"), then in most cases the lesser of (i) any excess of the fair market value of the shares at the time of exercise of the ISO over the exercise price or (ii) the actual gain on disposition will be treated as compensation to the optionee and will be taxed as ordinary income in the year of such disposition.

    4. In any year that an optionee recognizes ordinary income on a Disqualifying Disposition of stock acquired by exercising an ISO, the Company generally should be entitled to a corresponding federal income tax deduction.

    5. The difference between the amount realized by the optionee as the result of a Disqualifying Disposition and the sum of (i) the exercise price and
       (ii) the amount of ordinary income recognized under the above rules generally will be treated as capital gain or loss.

    6. Capital gain or loss recognized by an optionee on a disposition of shares will be long-term capital gain or loss if the optionee's holding period for the shares exceeds one year.

    7. An optionee may be entitled to exercise an ISO by delivering shares of the Company's Common Stock to the Company in payment of the exercise price if the optionee's ISO agreement so provides. If an optionee exercises an ISO in such fashion, special rules will apply.

    8. In addition to the tax consequences described above, the exercise of ISOs may result in an "alternative minimum tax" under the Code. The Code provides that an "alternative minimum tax" (at a rate of 26% or 28%) will be applied against a taxable base which is equal to "alternative minimum taxable income," generally reduced by a statutory exemption. In general, the amount by which the value of the shares received upon exercise of the ISO exceeds the exercise price is included in the optionee's alternative minimum taxable income. A taxpayer is required to pay the higher of his or her regular tax liability or the alternative minimum tax. A taxpayer who pays alternative minimum tax attributable to the exercise of an ISO may be entitled to a tax credit against his or her regular tax liability in later years.

    9. Special rules apply if the shares acquired upon the exercise of an ISO are subject to vesting, or are subject to certain restrictions on resale under federal securities laws applicable to directors, officers or 10% stockholders.

    NON-QUALIFIED STOCK OPTIONS:

    1. The optionee generally does not recognize any taxable income upon the grant of a NQSO, and the Company is not entitled to a federal income tax deduction by reason of such grant.

    2. The optionee generally will recognize ordinary income at the time of exercise of a NQSO in an amount equal to the excess, if any, of the fair market value of the shares on the date of exercise over the exercise price. The Company may be required to withhold income tax on this amount.

    3. When the optionee sells the shares acquired upon exercise of a NQSO, he or she generally will recognize a capital gain or loss in an amount equal to the difference between the amount realized upon the sale of the shares and his or her basis in the shares (generally, the exercise price plus the amount taxed to the optionee as ordinary income). If the optionee's holding period for the shares exceeds one year, such gain or loss will be a long-term capital gain or loss.

    4. The Company generally should be entitled to a federal income tax deduction when ordinary income is recognized by the optionee.

    5. An optionee may be entitled to exercise a NQSO by delivering shares of the Company's Common Stock to the Company in payment of the exercise price if the optionee's NQSO agreement so provides. If an optionee exercises a NQSO in such fashion, special rules will apply.

    6. Special rules apply if the shares acquired upon the exercise of a NQSO are subject to vesting, or are subject to certain restrictions on resale under federal securities laws applicable to directors, officers or 10% stockholders.

    AWARDS AND PURCHASES:

    The following general rules are applicable under current federal income tax law to the grant of Awards and Purchases under the 1998 Stock Plan:

    1. Under current federal income tax law, persons receiving Common Stock pursuant to an Award or a grant of an opportunity to Purchase Common Stock generally recognize ordinary income equal to the fair market value of the shares received, reduced by the purchase price paid. The Company will generally be entitled to a corresponding federal income tax deduction. When such stock is sold, the seller generally will recognize capital gains or loss.

    2. Special rules apply if the stock acquired is subject to vesting, or is subject to certain restrictions on resale under federal securities laws applicable to directors, officers or 10% stockholders.

    VOTES REQUIRED FOR APPROVAL:

    The affirmative vote of a majority of the shares of Common Stock of the Company represented in person or by proxy at the Meeting and entitled to vote will be required to approve the proposal to increase the number of shares available for grant under the 1998 Stock Plan.

    EQUITY COMPENSATION PLAN INFORMATION:

    The following table sets forth a summary of the equity compensation plans offered by the Company as of June 29, 2002:

                      EQUITY COMPENSATION PLAN INFORMATION

                                                                                       NUMBER OF SECURITIES
                                       NUMBER OF SECURITIES                           REMAINING AVAILABLE FOR
                                           TO BE ISSUED         WEIGHTED-AVERAGE        FUTURE ISSUE UNDER
                                         UPON EXERCISE OF      EXERCISE PRICE OF     EQUITY COMPENSATION PLANS
                                       OUTSTANDING OPTIONS    OUTSTANDING OPTIONS,     (EXCLUDING SECURITIES
                                       WARRANTS AND RIGHTS    WARRANTS AND RIGHTS    REFLECTED IN COLUMN (A))
                                               (A)                    (B)                       (C)
                                       --------------------   --------------------   -------------------------
Equity compensation plans approved by
  security holders...................       1,158,609                $6.41                    447,133

Equity compensation plans not
  approved by security holders.......              --                   --                         --
                                            ---------                -----                    -------

Total................................       1,158,609                $6.41                    447,133
                                            =========                =====                    =======

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE PROPOSAL TO INCREASE THE NUMBER OF SHARES AVAILABLE FOR GRANT UNDER THE COMPANY'S 1998 STOCK PLAN FROM 1,250,000 TO 1,650,000.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's directors and officers, and persons who own more than 10% of a registered class of the Company's equity securities, to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission (the "SEC"). Such persons ("Reporting Persons") are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. Based on its review of the copies of such filings, if any, and written representations from certain Reporting Persons received by it with respect to the fiscal year ended June 29, 2002, the Company believes that all Reporting Persons complied with all Section 16(a) filing requirements in the fiscal year ended June 29, 2002, except that Mr. David A. Davis failed to timely file an Initial Statement of Beneficial Ownership of Securities on Form 3. Mr. Davis subsequently filed the necessary Form 3.

                             STOCKHOLDER PROPOSALS

    The Company intends to hold its next Annual Meeting of Stockholders in the second fiscal quarter of fiscal year 2004. Proposals of stockholders intended for inclusion in the proxy statement to be furnished to all stockholders entitled to vote at the next annual meeting of the Company must be received at the Company's principal executive offices no later than August 22, 2003. The Company's By-laws provide that any proposal, to be eligible for consideration at the next annual meeting of the Company, must be received at the Company's principal executive offices not later than the close of business on October 2, 2003 nor earlier than the close of business on September 2, 2003. The proposal must also comply with the other procedural requirements set forth in the Company's By-laws, a copy of which is on file with the Securities and Exchange Commission. In order to avoid uncertainty as to the date on which a proposal was received by the Company, it is suggested that proponents submit their proposals by Certified Mail Return Receipt Requested to Candela Corporation, 530 Boston Post Road, Wayland, Massachusetts 01778.

                           EXPENSES AND SOLICITATIONS

    Proxies may be solicited by mail, telephone, telefax, telegraph, newspapers and other publications of general distribution and in person.

    Directors, officers and certain employees of the Company may assist in the solicitation of proxies without any additional remuneration. The entire expense of soliciting proxies for the Meeting by or on behalf of the Company will be borne by the Company.

    A list of eligible stockholders will be available during regular business hours at the offices of the Company for ten days before the meeting for inspection by any stockholder for any purpose germane to the Meeting.

                                   APPENDIX A
                              CANDELA CORPORATION
                      AMENDED AND RESTATED 1998 STOCK PLAN

    1. PURPOSE. The purpose of the Candela Corporation 1998 Stock Plan (the "Plan") is to encourage employees of Candela Corporation (the "Company") and of any present or future parent or subsidiary of the Company (collectively, "Related Corporations") and other individuals who render services to the Company or a Related Corporation, by providing opportunities to participate in the ownership of the Company and its future growth through (a) the grant of options which qualify as "incentive stock options" ("ISOs") under Section 422(b) of the Internal Revenue Code of 1986, as amended (the "Code"); (b) the grant of options which do not qualify as ISOs ("Non-Qualified Options"); (c) awards of stock in the Company ("Awards"); and (d) opportunities to make direct purchases of stock in the Company ("Purchases"). Both ISOs and Non-Qualified Options are referred to hereafter individually as an "Option" and collectively as "Options." Options, Awards and authorizations to make Purchases are referred to hereafter collectively as "Stock Rights." As used herein, the terms "parent" and "subsidiary" mean "parent corporation" and "subsidiary corporation," respectively, as those terms are defined in Section 424 of the Code.

    2.  ADMINISTRATION OF THE PLAN.

        A. BOARD OR COMMITTEE ADMINISTRATION. The Plan shall be administered by the Board of Directors of the Company (the "Board") or, subject to paragraph 2(D) (relating to compliance with Section 162(m) of the Code), by a committee appointed by the Board (the "Committee"). Hereinafter, all references in this Plan to the "Committee" shall mean the Board if no Committee has been appointed. Subject to ratification of the grant or authorization of each Stock Right by the Board (if so required by applicable state law), and subject to the terms of the Plan, the Committee shall have the authority to (i) determine to whom (from among the class of employees eligible under paragraph 3 to receive
ISOs) ISOs shall be granted, and to whom (from among the class of individuals and entities eligible under paragraph 3 to receive Non-Qualified Options and Awards and to make Purchases) Non-Qualified Options, Awards and authorizations to make Purchases may be granted; (ii) determine the time or times at which Options or Awards shall be granted or Purchases made; (iii) determine the purchase price of shares subject to each Option or Purchase, which prices shall not be less than the minimum price specified in paragraph 6; (iv) determine whether each Option granted shall be an ISO or a Non-Qualified Option;
(v) determine (subject to paragraph 7) the time or times when each Option shall become exercisable and the duration of the exercise period; (vi) extend the period during which outstanding Options may be exercised; (vii) determine whether restrictions such as repurchase options are to be imposed on shares subject to Options, Awards and Purchases and the nature of such restrictions, if any, and (viii) interpret the Plan and prescribe and rescind rules and regulations relating to it. If the Committee determines to issue a Non-Qualified Option, it shall take whatever actions it deems necessary, under Section 422 of the Code and the regulations promulgated thereunder, to ensure that such Option is not treated as an ISO. The interpretation and construction by the Committee of any provisions of the Plan or of any Stock Right granted under it shall be final unless otherwise determined by the Board. The Committee may from time to time adopt such rules and regulations for carrying out the Plan as it may deem advisable. No member of the Board or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Stock Right granted under it.

        B. COMMITTEE ACTIONS. The Committee may select one of its members as its chairman, and shall hold meetings at such time and places as it may determine. A majority of the Committee shall constitute a quorum and acts of a majority of the members of the Committee at a meeting at which a quorum is present, or acts reduced to or approved in writing by all the members of the Committee (if consistent with applicable state law), shall be the valid acts of the Committee. From time to time the Board may increase the size of the Committee and appoint additional members thereof, remove members (with or without cause) and appoint new members in substitution therefor, fill vacancies however caused, or remove all members of the Committee and thereafter directly administer the Plan.

        C. GRANT OF STOCK RIGHTS TO BOARD MEMBERS. Stock Rights may be granted to members of the Board. All grants of Stock Rights to members of the Board shall in all respects be made in accordance with the provisions of this Plan applicable to other eligible persons. Members of the Board who either (i) are eligible to receive grants of Stock Rights pursuant to the Plan or (ii) have been granted Stock Rights may vote on any matters affecting the administration of the Plan or the grant of any Stock Rights pursuant to the Plan, except that no such member shall act upon the granting to himself or herself of Stock Rights, but any such member may be counted in determining the existence of a quorum at any meeting of the Board during which action is taken with respect to the granting to such member of Stock Rights.

        D. PERFORMANCE-BASED COMPENSATION. The Board, in its discretion, may take such action as may be necessary to ensure that Stock Rights granted under the Plan qualify as "qualified performance-based compensation" within the meaning of Section 162(m) of the Code and applicable regulations promulgated thereunder ("Performance-Based Compensation"). Such action may include, in the Board's discretion, some or all of the following (i) if the Board determines that Stock Rights granted under the Plan generally shall constitute Performance-Based Compensation, the Plan shall be administered, to the extent required for such Stock Rights to constitute Performance-Based Compensation, by a Committee consisting solely of two or more "outside directors" (as defined in applicable regulations promulgated under Section 162(m) of the Code), (ii) if any Non-Qualified Options with an exercise price less than the fair market value per share of Common Stock are granted under the Plan and the Board determines that such Options should constitute Performance-Based Compensation, such options shall be made exercisable only upon the attainment of a pre-established, objective performance goal established by the Committee, and such grant shall be submitted for, and shall be contingent upon shareholder approval and
(iii) Stock Rights granted under the Plan may be subject to such other terms and conditions as are necessary for compensation recognized in connection with the exercise or disposition of such Stock Right or the disposition of Common Stock acquired pursuant to such Stock Right, to constitute Performance-Based Compensation.

    3. ELIGIBLE EMPLOYEES AND OTHERS. ISOs may be granted only to employees of the Company or any Related Corporation. Non-Qualified Options, Awards and authorizations to make Purchases may be granted to any employee, officer or director (whether or not also an employee) or consultant of the Company or any Related Corporation. The Committee may take into consideration a recipient's individual circumstances in determining whether to grant a Stock Right. The granting of any Stock Right to any individual or entity shall neither entitle that individual or entity to, nor disqualify such individual or entity from, participation in any other grant of Stock Rights.

    4. STOCK. The stock subject to Stock Rights shall be authorized but unissued shares of Common Stock of the Company, par value $.01 per share (the "Common Stock"), or shares of Common Stock reacquired by the Company in any manner. The aggregate number of shares which may be issued pursuant to the Plan is 1,650,000, subject to adjustment as provided in paragraph 13. If any Option granted under the Plan shall expire or terminate for any reason without having been exercised in full or shall cease for any reason to be exercisable in whole or in part or shall be repurchased by the Company, the unpurchased shares of Common Stock subject to such Option shall again be available for grants of Stock Rights under the Plan.

    No employee of the Company or any Related Corporation may be granted Options to acquire, in the aggregate, more than 350,000 shares of Common Stock under the Plan during any fiscal year of the Company. If any Option granted under the Plan shall expire or terminate for any reason without having been exercised in full or shall cease for any reason to be exercisable in whole or in part or shall be repurchased by the Company, the shares subject to such Option shall be included in the determination of the aggregate number of shares of Common Stock deemed to have been granted to such employee under the Plan.

    5. GRANTING OF STOCK RIGHTS. Stock Rights may be granted under the Plan at any time on or after September 19, 1998 and prior to September 18, 2008. The date of grant of a Stock Right under the Plan will be the date specified by the Committee at the time it grants the Stock Right; provided, however, that such date shall not be prior to the date on which the Committee acts to approve the grant.

    6.  MINIMUM OPTION PRICE; ISO LIMITATIONS.

        A. PRICE FOR NON-QUALIFIED OPTIONS, AWARDS AND PURCHASES. Subject to paragraph 2(D) (relating to compliance with Section 162(m) of the Code), the exercise price per share specified in the agreement relating to each Non-Qualified Option granted, and the purchase price per share of stock granted in any Award or authorized as a Purchase, under the Plan may be less than the fair market value of the Common Stock of the Company on the date of grant; provided that, in no event shall such exercise price or such purchase price be less than the minimum legal consideration required therefor under the laws of any jurisdiction in which the Company or its successors in interest may be organized.

        B. PRICE FOR ISOS. The exercise price per share specified in the agreement relating to each ISO granted under the Plan shall not be less than the fair market value per share of Common Stock on the date of such grant. In the case of an ISO to be granted to an employee owning stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Related Corporation, the price per share specified in the agreement relating to such ISO shall not be less than one hundred ten percent (110%) of the fair market value per share of Common Stock on the date of grant. For purposes of determining stock ownership under this paragraph, the rules of
Section 424(d) of the Code shall apply.

        C. $100,000 ANNUAL LIMITATION ON ISO VESTING. Each eligible employee may be granted Options treated as ISOs only to the extent that, in the aggregate under this Plan and all incentive stock option plans of the Company and any Related Corporation, ISOs do not become exercisable for the first time by such employee during any calendar year with respect to stock having a fair market value (determined at the time the ISOs were granted) in excess of $100,000. The Company intends to designate any Options granted in excess of such limitation as Non-Qualified Options, and the Company shall issue separate certificates to the optionee with respect to Options that are Non-Qualified Options and Options that are ISOs.

        D. DETERMINATION OF FAIR MARKET VALUE. If, at the time an Option is granted under the Plan, the Company's Common Stock is publicly traded, "fair market value" shall be determined as of the date of grant or, if the prices or quotes discussed in this sentence are unavailable for such date, the last business day for which such prices or quotes are available prior to the date of grant and shall mean (i) the average (on that date) of the high and low prices of the Common Stock on the principal national securities exchange on which the Common Stock is traded, if the Common Stock is then traded on a national securities exchange; or (ii) the last reported sale price (on that date) of the Common Stock on the Nasdaq National Market, if the Common Stock is not then traded on a national securities exchange; or (iii) the closing bid price (or average of bid prices) last quoted (on that date) by an established quotation service for over-the-counter securities, if the Common Stock is not reported on the Nasdaq National Market. If the Common Stock is not publicly traded at the time an Option is granted under the Plan, "fair market value" shall mean the fair value of the Common Stock as determined by the Committee after taking into consideration all factors which it deems appropriate, including, without limitation, recent sale and offer prices of the Common Stock in private transactions negotiated at arm's length.

    7. OPTION DURATION. Subject to earlier termination as provided in paragraphs 9 and 10 or in the agreement relating to such Option, each Option shall expire on the date specified by the Committee, but not more than (i) ten years from the date of grant in the case of Options generally and (ii) five years from the date of grant in the case of ISOs granted to an employee owning stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Related Corporation, as determined under paragraph 6(B). Subject to earlier termination as provided in paragraphs 9 and 10, the term of each ISO shall be the term set forth in the original instrument granting such ISO, except with respect to any part of such ISO that is converted into a Non-Qualified Option pursuant to paragraph 16.

    8. EXERCISE OF OPTION. Subject to the provisions of paragraphs 9 through 12, each Option granted under the Plan shall be exercisable as follows:

        A. VESTING. The Option shall either be fully exercisable on the date of grant or shall become exercisable thereafter in such installments as the Committee may specify.

        B. FULL VESTING OF INSTALLMENTS. Once an installment becomes exercisable, it shall remain exercisable until expiration or termination of the Option, unless otherwise specified by the Committee.

        C. PARTIAL EXERCISE. Each Option or installment may be exercised at any time or from time to time, in whole or in part, for up to the total number of shares with respect to which it is then exercisable

        D. ACCELERATION OF VESTING. The Committee shall have the right to accelerate the date that any installment of any Option becomes exercisable; provided that the Committee shall not, without the consent of an optionee, accelerate the permitted exercise date of any installment of any Option granted to any employee as an ISO (and not previously converted into a Non-Qualified Option pursuant to paragraph 16) if such acceleration would violate the annual vesting limitation contained in Section 422(d) of the Code, as described in paragraph 6(C).

    9. TERMINATION OF EMPLOYMENT. Unless otherwise specified in the agreement relating to such ISO, if an ISO optionee ceases to be employed by the Company and all Related Corporations other than by reason of death or disability as defined in paragraph 10, no further installments of his or her ISOs shall become exercisable, and his or her ISOs shall terminate on the earlier of (a) three months after the date of termination of his or her employment, or (b) their specified expiration dates, except to the extent that such ISOs (or unexercised installments thereof) have been converted into Non-Qualified Options pursuant to paragraph 16. For purposes of this paragraph 9, employment shall be considered as continuing uninterrupted during any bona fide leave of absence (such as those attributable to illness, military obligations or governmental service) provided that the period of such leave does not exceed 90 days or, if longer, any period during which such optionee's right to re-employment is guaranteed by statute or by contract. A bona fide leave of absence with the written approval of the Committee shall not be considered an interruption of employment under this paragraph 9, provided that such written approval contractually obligates the Company or any Related Corporation to continue the employment of the optionee after the approved period of absence. ISOs granted under the Plan shall not be affected by any change of employment within or among the Company and Related Corporations, so long as the optionee continues to be an employee of the Company or any Related Corporation. Nothing in the Plan shall be deemed to give any grantee of any Stock Right the right to be retained in employment or other service by the Company or any Related Corporation for any period of time.

    10.  DEATH; DISABILITY.

        A. DEATH. If an ISO optionee ceases to be employed by the Company and all Related Corporations by reason of his or her death, any ISO owned by such optionee may be exercised, to the extent otherwise exercisable on the date of death, by the estate, personal representative or beneficiary who has acquired the ISO by will or by the laws of descent and distribution, until the earlier of (i) the specified expiration date of the ISO or
(ii) 180 days from the date of the optionee's death.

        B. DISABILITY. If an ISO optionee ceases to be employed by the Company and all Related Corporations by reason of his or her disability, such optionee shall have the right to exercise any ISO held by him or her on the date of termination of employment, for the number of shares for which he or she could have exercised it on that date, until the earlier of (i) the specified expiration date of the ISO or (ii) 180 days from the date of the termination of the optionee's employment. For the purposes of the Plan, the term "disability" shall mean "permanent and total disability" as defined in Section 22(e)(3) of the Code or any successor statute.

    11. TRANSFERABILITY OF OPTIONS. Except as otherwise provided in subsections (a) and (b) below, an option may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent and distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee. Notwithstanding the foregoing, with the consent of the Board of Directors or the Compensation Committee thereof, in either case in its sole discretion, an Optionee may transfer all or a portion of his or her vested nonqualified stock options to:

        (a) a trust for the exclusive benefit of the Optionee and/or one or more Immediate Family Members or spouses of Immediate Family Members. For the purposes of this Section 11(a), "Immediate Family Members" shall mean the Optionee's spouse, former spouse, children or grandchildren, whether natural or adopted; and

        (b) an organization which qualifies as a tax exempt organization under Internal Revenue Service Code 26 U.S.C. 501(a) and 501(c)(3).

    As a condition to any transfer pursuant to Sections 11(a) or 11(b), each such transferee shall agree in writing (in a form satisfactory to the Corporation) to be bound by the terms and conditions of the stock option agreement evidencing such transferred option, as well as any additional restrictions or conditions as the Corporation may require. Following the transfer of an option in accordance with this Section 11, the term "Optionee" shall refer to the transferee, except that, with respect to any requirements of continued service or provision of the Corporation's tax withholding obligations, such terms shall refer to the Optionee. The Corporation shall have no obligation to notify any transferee of any termination of the transferred option, including an early termination resulting from the termination of service of the original Optionee. No transferee shall make a subsequent transfer of a transferred option except to the original Optionee or as otherwise provided in this Section 11.

    12. TERMS AND CONDITIONS OF OPTIONS. Options shall be evidenced by instruments (which need not be identical) in such forms as the Committee may from time to time approve. Such instruments shall conform to the terms and conditions set forth in paragraphs 6 through 11 hereof and may contain such other provisions as the Committee deems advisable which are not inconsistent with the Plan, including restrictions applicable to shares of Common Stock issuable upon exercise of Options. The Committee may specify that any Non-Qualified Option shall be subject to the restrictions set forth herein with respect to ISOs, or to such other termination and cancellation provisions as the Committee may determine. The Committee may from time to time confer authority and responsibility on one or more of its own members and/or one or more officers of the Company to execute and deliver such instruments. The proper officers of the Company are authorized and directed to take any and all action necessary or advisable from time to time to carry out the terms of such instruments.

    13. ADJUSTMENTS. Upon the occurrence of any of the following events, an optionee's rights with respect to Options granted to such optionee hereunder shall be adjusted as hereinafter provided, unless otherwise specifically provided in the written agreement between the optionee and the Company relating to such Option:

        A. STOCK DIVIDENDS AND STOCK SPLITS. If the shares of Common Stock shall be subdivided or combined into a greater or smaller number of shares or if the Company shall issue any shares of Common Stock as a stock dividend on its outstanding Common Stock, the number of shares of Common Stock deliverable upon the exercise of Options shall be appropriately increased or decreased proportionately, and appropriate adjustments shall be made in the purchase price per share to reflect such subdivision, combination or stock dividend.

        B. CONSOLIDATIONS OR MERGERS. If the Company is to be consolidated with or acquired by another entity in a merger or other reorganization in which the holders of the outstanding voting stock of the Company immediately preceding the consummation of such event, shall, immediately following such event, hold, as a group, less than a majority of the voting securities of the surviving or successor entity, or in the event of a sale of all or substantially all of the Company's assets or otherwise (each, an "Acquisition"), the Committee or the board of directors of any entity assuming the obligations of the Company hereunder (the "Successor Board"), shall, as to outstanding Options, either
(i) make appropriate provision for the continuation of such Options by substituting on an equitable basis for the shares then subject to such Options either (a) the consideration payable with respect to the outstanding shares of Common Stock in connection with the Acquisition, (b) shares of stock of the surviving or successor corporation or (c) such other securities as the Successor Board deems appropriate, the fair market value of which shall not materially exceed the fair market value of the shares of Common Stock subject to such Options immediately preceding the Acquisition; or (ii) upon written notice to the optionees, provide that all Options must be exercised, to the extent then exercisable or to be exercisable as a result of the Acquisition, within a specified number of days of the date of such notice, at the end of which period the Options shall terminate; or (iii) terminate all Options in exchange for a cash payment equal to the excess of the fair market value of the shares subject to such Options (to the extent then exercisable or to be exercisable as a result of the Acquisition) over the exercise price thereof.

        C. RECAPITALIZATION OR REORGANIZATION. In the event of a recapitalization or reorganization of the Company (other than a transaction described in subparagraph B above) pursuant to which securities of the Company or of another corporation are issued with respect to the outstanding shares of Common Stock, an optionee upon exercising an Option shall be entitled to receive for the purchase price paid upon such exercise the securities he or she would have received if he or she had exercised such Option prior to such recapitalization or reorganization.

        D. MODIFICATION OF ISOS. Notwithstanding the foregoing, any adjustments made pursuant to subparagraphs A, B or C with respect to ISOs shall be made only after the Committee, after consulting with counsel for the Company, determines whether such adjustments would constitute a "modification" of such ISOs (as that term is defined in Section 424 of the Code) or would cause any adverse tax consequences for the holders of such ISOs. If the Committee determines that such adjustments made with respect to ISOs would constitute a modification of such ISOs or would cause adverse tax consequences to the holders, it may refrain from making such adjustments.

        E. DISSOLUTION OR LIQUIDATION. In the event of the proposed dissolution or liquidation of the Company, each Option will terminate immediately prior to the consummation of such proposed action or at such other time and subject to such other conditions as shall be determined by the Committee.

        F. ISSUANCES OF SECURITIES. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares subject to Options. No adjustments shall be made for dividends paid in cash or in property other than securities of the Company.

        G. FRACTIONAL SHARES. No fractional shares shall be issued under the Plan and the optionee shall receive from the Company cash in lieu of such fractional shares.

        H. ADJUSTMENTS. Upon the happening of any of the events described in subparagraphs A, B or C above, the class and aggregate number of shares set forth in paragraph 4 hereof that are subject to Stock Rights which previously have been or subsequently may be granted under the Plan shall also be appropriately adjusted to reflect the events described in such subparagraphs. The Committee or the Successor Board shall determine the specific adjustments to be made under this paragraph 13 and, subject to paragraph 2, its determination shall be conclusive.

    14. MEANS OF EXERCISING OPTIONS. An Option (or any part or installment thereof) shall be exercised by giving written notice to the Company at its principal office address, or to such transfer agent as the Company shall designate. Such notice shall identify the Option being exercised and specify the number of shares as to which such Option is being exercised, accompanied by full payment of the purchase price therefor either (a) in United States dollars in cash or by check, (b) at the discretion of the Committee, through delivery of shares of Common Stock having a fair market value equal as of the date of the exercise to the cash exercise price of the Option, (c) at the discretion of the Committee, by delivery of the grantee's personal recourse note bearing interest payable not less than annually at no less than 100% of the lowest applicable Federal rate, as defined in Section 1274(d) of the Code, (d) at the discretion of the Committee and consistent with applicable law, through the delivery of an assignment to the Company of a sufficient amount of the proceeds from the sale of the Common Stock acquired upon exercise of the Option and an authorization to the broker or selling agent to pay that amount to the Company, which sale shall be at the participant's direction at the time of exercise, or (e) at the discretion of the Committee, by any combination of (a), (b), (c) and (d) above. If the Committee exercises its discretion to permit payment of the exercise price of an ISO by means of the methods set forth in clauses (b), (c), (d) or
(e) of the preceding sentence, such discretion shall be exercised in writing at the time of the grant of the ISO in question. The holder of an Option shall not have the rights of a shareholder with respect to the shares covered by such Option until the date of issuance of a stock certificate to such holder for such shares. Except as expressly provided above in paragraph 13 with respect to changes in capitalization and stock dividends, no adjustment shall be made for dividends or similar rights for which the record date is before the date such stock certificate is issued.

    15. TERM AND AMENDMENT OF PLAN. This Plan was adopted by the Board on September 19, 1998, subject, with respect to the validation of ISOs granted under the Plan, to approval of the Plan by the stockholders of the Company at the next Meeting of Stockholders or, in lieu thereof, by written consent. If the approval of stockholders is not obtained prior to September 19, 1999, any grants of ISOs under the Plan made prior to that date will be rescinded. The Plan shall expire at the end of the day on September 18, 2008 (except as to Options outstanding on that date). Subject to the provisions of paragraph 5 above, Options may be granted under the Plan prior to the date of stockholder approval of the Plan. The Board may terminate or amend the Plan in any respect at any time, except that, without the approval of the stockholders obtained within 12 months before or after the Board adopts a resolution authorizing any of the following actions: (a) the total number of shares that may be issued under the Plan may not be increased (except by adjustment pursuant to paragraph 13);
(b) the provisions of paragraph 3 regarding eligibility for grants of ISOs may not be modified; (c) the provisions of paragraph 6(B) regarding the exercise price at which shares may be offered pursuant to ISOs may not be modified (except by adjustment pursuant to paragraph 13); and (d) the expiration date of the Plan may not be extended. Except as otherwise provided in this paragraph 15, in no event may action of the Board or stockholders alter or impair the rights of a grantee, without such grantee's consent, under any Stock Right previously granted to such grantee.

    16.  MODIFICATIONS OF ISOS; CONVERSION OF ISOS INTO NON-QUALIFIED
OPTIONS. Subject to paragraph 13(D), without the prior written consent of the holder of an ISO, the Committee shall not alter the terms of such ISO (including the means of exercising such ISO) if such alteration would constitute a modification (within the meaning of Section 424(h)(3) of the Code). The Committee, at the written request or with the written consent of any optionee, may in its discretion take such actions as may be necessary to convert such optionee's ISOs (or any installments or portions of installments thereof) that have not been exercised on the date of conversion into Non-Qualified Options at any time prior to the expiration of such ISOs, regardless of whether the optionee is an employee of the Company or a Related Corporation at the time of such conversion. Such actions may include, but shall not be limited to, extending the exercise period or reducing the exercise price of the appropriate installments of such ISOs. At the time of such conversion, the Committee (with the consent of the optionee) may impose such conditions on the exercise of the resulting Non-Qualified Options as the Committee in its discretion may determine, provided that such conditions shall not be inconsistent with this Plan. Nothing in the Plan shall be deemed to give any optionee the right to have such optionee's ISOs converted into Non-Qualified Options, and no such conversion shall occur until and unless the Committee takes appropriate action. Upon the taking of such action, the Company shall issue separate certificates to the optionee with respect to Options that are Non-Qualified Options and Options that are ISOs.

    17. APPLICATION OF FUNDS. The proceeds received by the Company from the sale of shares pursuant to Options granted and Purchases authorized under the Plan shall be used for general corporate purposes.

    18. NOTICE TO COMPANY OF DISQUALIFYING DISPOSITION. By accepting an ISO granted under the Plan, each optionee agrees to notify the Company in writing immediately after such optionee makes a Disqualifying Disposition (as described in Sections 421, 422 and 424 of the Code and regulations thereunder) of any stock acquired pursuant to the exercise of ISOs granted under the Plan. A Disqualifying Disposition is generally any disposition occurring on or before the later of (a) the date two years following the date the ISO was granted or
(b) the date one year following the date the ISO was exercised.

    19. WITHHOLDING OF ADDITIONAL INCOME TAXES. Upon the exercise of a Non-Qualified Option, the transfer of a Non-Qualified Stock Option pursuant to an arm's-length transaction, the grant of an Award, the making of a Purchase of Common Stock for less than its fair market value, the making of a Disqualifying Disposition (as defined in paragraph 18), the vesting or transfer of restricted stock or securities acquired on the exercise of an Option hereunder, or the making of a distribution or other payment with respect to such stock or securities, the Company may withhold taxes in respect of amounts that constitute compensation includible in gross income. The Committee in its discretion may condition (i) the exercise of an Option, (ii) the transfer of a Non-Qualified Stock Option, (iii) the grant of an Award, (iv) the making of a Purchase of Common Stock for less than its fair market value, or (v) the vesting or transferability of restricted stock or securities acquired by exercising an Option, on the grantee's making satisfactory arrangement for such withholding. Such arrangement may include payment by the grantee in cash or by check of the amount of the withholding taxes or, at the discretion of the Committee, by the grantee's delivery of previously held shares of Common Stock or the withholding from the shares of Common Stock otherwise deliverable upon exercise of a Option shares having an aggregate fair market value equal to the amount of such withholding taxes.

    20. GOVERNMENTAL REGULATION. The Company's obligation to sell and deliver shares of the Common Stock under this Plan is subject to the approval of any governmental authority required in connection with the authorization, issuance or sale of such shares.

    Government regulations may impose reporting or other obligations on the Company with respect to the Plan. For example, the Company may be required to send tax information statements to employees and former employees that exercise ISOs under the Plan, and the Company may be required to file tax information returns reporting the income received by grantees of Options in connection with the Plan.

    21. GOVERNING LAW. The validity and construction of the Plan and the instruments evidencing Stock Rights shall be governed by the laws of Delaware, or the laws of any jurisdiction in which the Company or its successors in interest may be organized.

                                   APPENDIX B
                              CANDELA CORPORATION
                            AUDIT COMMITTEE CHARTER

A. PURPOSE AND SCOPE

    The primary functions of the Audit Committee (the "Committee") are to
(a) assist the Board of Directors in fulfilling its responsibilities by reviewing: (i) the financial reports provided by Candela Corporation (the "Corporation") to the Securities and Exchange Commission ("SEC"), the Corporation's shareholders or to the general public, and (ii) the Corporation's internal financial and accounting controls, (b) oversee the engagement of and work performed by any independent public accountants and (c) oversee the Corporation's procedures designed to improve the quality and reliability of the disclosure of the Corporation's financial condition and results of operations.

B. COMPOSITION

    The Committee shall be comprised of a minimum of three directors as appointed by the Board of Directors, who shall meet the independence and audit committee composition requirements promulgated by the SEC, the National Association of Securities Dealers, any exchange upon which securities of the Company are traded, or any governmental or regulatory body exercising authority over the Company (each a "Regulatory Body" and collectively, the "Regulatory Bodies"), as in effect from time to time, and each member of the Committee shall be free from any relationship that, in the opinion of the Board of Directors, would interfere with the exercise of his or her independent judgment as a member of the Committee.

    All members of the Committee shall be able to read and understand fundamental financial statements, including a balance sheet, cash flow statement and income statement. At least one member of the Committee shall have employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background which results in the individual's financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities. Further, no later than the earliest time required by any Regulatory Body, at least one member of the Committee shall qualify as a "financial expert" (as such term will be defined by SEC rulemaking).

    To the extent permitted by the Regulatory Bodies, the Board may appoint one member (other than the Chairman of the Committee) who does not meet the independence requirements set forth above and who is not a current employee of the Corporation or an immediate family member of such employee if the Board, under exceptional and limited circumstances, determines that membership on the Committee by the individual is required in the best interests of the Corporation and its shareholders. The Board shall disclose in the next proxy statement after such determination the nature of the relationship and the reasons for the determination. A member appointed under this exception may not serve longer than two years and may not chair the Committee.

    The members of the Committee shall be elected by the Board of Directors at the meeting of the Board of Directors following each annual meeting of stockholders and shall serve until their successors shall be duly elected and qualified or until their earlier resignation or removal. Unless a Chair is elected by the full Board of Directors, the members of the Committee may designate a Chair by majority vote of the full Committee membership.

C. RESPONSIBILITIES AND DUTIES

    To fulfill its responsibilities and duties the Committee shall:

DOCUMENT REVIEW

1. Review and assess the adequacy of this Charter periodically as conditions dictate, but at least annually (and update this Charter if and when appropriate). The Committee shall also direct management to include the full text of the Audit Committee charter in the Corporation's proxy statement not less than once every four years.

2. Review with representatives of management and representatives of the independent accounting firm the Corporation's audited annual financial statements prior to their filing as part of the Annual Report on Form 10-K. After such review and discussion, the Committee shall recommend to the Board of Directors whether such audited financial statements should be published in the Corporation's annual report on Form 10-K. The Committee shall also review the Corporation's quarterly financial statements prior to their inclusion in the Corporation's quarterly SEC filings on Form 10-Q.

3. Take steps designed to insure that the independent accounting firm reviews the Corporation's interim financial statements prior to their inclusion in the Corporation's quarterly reports on Form 10-Q.

INDEPENDENT ACCOUNTING FIRM

4. Be directly responsible for the selection, compensation and oversight of any independent accounting firms engaged by the Corporation for the purpose of preparing or issuing an audit report or related work. The Committee shall have the ultimate authority and responsibility to select, evaluate and, when warranted, replace such independent accounting firm (or to recommend such replacement for shareholder approval in any proxy statement).

5. Resolve any disagreements between management and the independent accounting firm as to financial reporting matters.

6. Instruct the independent accounting firm that it should report directly to the Committee on matters pertaining to the work performed during its engagement and on matters required by the rules and regulations of any Regulatory Body.

7. On an annual basis, receive from the independent accounting firm a formal written statement identifying all relationships between the independent accounting firm and the Corporation consistent with Independence Standards Board ("ISB") Standard 1. The Committee shall actively engage in a dialogue with the independent accounting firm as to any disclosed relationships or services that may impact its independence. The Committee shall take appropriate action to oversee the independence of the independent accounting firm.

8. On an annual basis, discuss with representatives of the independent accounting firm the matters required to be discussed by Statement on Auditing Standards ("SAS") 61, as it may be modified or supplemented.

9. Meet with the independent accounting firm prior to the audit to review the planning and staffing of the audit and consider whether or not to approve the auditing services proposed to be provided.

10. Evaluate the performance of the independent accounting firm and consider the discharge of the independent accounting firm when circumstances warrant. The independent accounting firm shall ultimately be accountable to the Board of Directors and the Committee.

11. Consider in advance whether or not to approve any non-audit services to be performed by the independent accounting firm required to be approved by the Committee pursuant to the rules and regulations of any applicable Regulatory Body.

FINANCIAL REPORTING PROCESSES

12. In consultation with the independent accounting firm and management, review annually the adequacy of the Corporation's internal financial and accounting controls.

13. Require the Corporation's chief executive officer and chief financial officer to submit, prior to the filing of the Form 10-K or a Form 10-Q, a report dated no earlier than 10 days prior to the date of filing of the Form 10-K or Form 10-Q to the Committee evaluating the design and operation of the Corporation's internal financial and accounting controls, and disclosing (a) any significant deficiencies discovered in the design and operation of the internal controls which could adversely affect the Corporation's ability to record, process, summarize, and report financial data; and (b) any fraud, whether or not material, that involves management or other employees who have a significant role in the Corporation's internal controls. The Committee shall direct the actions to be taken and/or make recommendations to the Board of Directors of actions to be taken to the extent such report indicates the finding of any significant deficiencies in internal controls or fraud.

14. Regularly review the Company's critical accounting policies and accounting estimates resulting from the application of these policies and inquire at least annually of both the Corporation's internal auditors and the independent accounting firm as to whether either has any concerns relative to the quality or aggressiveness of management's accounting policies.

COMPLIANCE

15. To the extent deemed necessary by the Committee, have the authority to engage outside counsel, independent accounting consultants and/or other experts at the Corporation's expense to review any matter under its responsibility.

16. Establish procedures, no later than the date required by any Regulatory Body, for (a) the receipt, retention, and treatment of complaints received by the Corporation regarding accounting, internal accounting controls, or auditing matters; and (b) the confidential, anonymous submission by employees of the Corporation of concerns regarding questionable accounting or auditing matters.

17. Investigate any allegations that any officer or director of the Corporation, or any other person acting under the direction of any such person, took any action fraudulently to influence, coerce, manipulate, or mislead any independent public or certified accountant engaged in the performance of an audit of the financial statements of the Corporation for the purpose of rendering such financial statements materially misleading and, if such allegations prove to be correct, take or recommend to the Board of Directors appropriate disciplinary action.

REPORTING

18. Prepare, in accordance with the rules of the SEC as modified or supplemented from time to time, a written report of the audit committee to be included in the Corporation's annual proxy statement for each annual meeting of stockholders.

19. Instruct the Corporation's management to disclose in its Form 10-K and Form 10-Q's the approval by the Committee of any non-audit services performed by the independent accounting firm, and review the substance of any such disclosure.

CONFLICTS OF INTEREST

20. Review all related party transactions involving executive officers and members of the Board and, as required by any Regulatory Body, consider approval of such transactions.

While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Corporation's financial statements are complete and accurate and are in accordance with generally accepted accounting principles.

                                 DETACH HERE

                                                                        ZCDLC2

                                    PROXY

                             CANDELA CORPORATION

                PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS
                              JANUARY 30, 2003

            THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF
                             CANDELA CORPORATION

The undersigned hereby appoints Gerard E. Puorro and F. Paul Broyer, and each of them alone, proxies, with full power of substitution, to vote all shares of stock of the Company the undersigned is entitled to vote at the Annual Meeting of Stockholders of Candela Corporation to be held on Thursday, January 30, 2003, at 10:00 a.m., local time, at the offices of Testa, Hurwitz & Thibeault, LLP 125 High Street, Boston, Massachusetts, and at any adjournments thereof, upon matters set forth in the Notice of Annual Meeting of Stockholders and Proxy Statement dated December 20, 2002, a copy of which has been received by the undersigned.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR THE ELECTION OF DIRECTORS AND FOR THE PROPOSALS IN ITEM 2 AND ITEM 3, AND AUTHORITY WILL BE DEEMED GRANTED UNDER
ITEM 4.

---------------                                                ---------------
  SEE REVERSE                                                    SEE REVERSE
     SIDE         CONTINUED AND TO BE SIGNED ON REVERSE SIDE        SIDE
---------------                                                ---------------

CANDELA CORPORATION

C/O EQUISERVE TRUST COMPANY N.A.
P.O. BOX 8694
EDISON, NJ 08818-8694




                                 DETACH HERE

                                                                        ZCDLC1
    PLEASE MARK
|X| VOTES AS IN
    THIS EXAMPLE


1.  To elect a Board of Directors
    NOMINEES: Gerard E. Puorro, Kenneth D. Roberts, Douglas W. Scott,
              Nancy Nager and Ben Bailey III.

                FOR                        WITHHELD
                ALL      | |          | |  FROM ALL
              NOMINEES                     NOMINEES

       | | ________________________________________
           For all nominees except as noted above

2.  To ratify the appointment of the firm Ernst      FOR    AGAINST    ABSTAIN
    & Young LLP as independent auditors of the       | |      | |        | |
    Company for the fiscal year ending June 28, 2003.

3.  To amend the Company's Amended and Restated      FOR    AGAINST    ABSTAIN
    1998 Stock Plan to increase the number of        | |      | |        | |
    shares available for grant under such plan from 1,250,000 to 1,650,000.

4. To transact such other business as may properly come before the meeting and any adjournments thereof.

    MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT   | |


    (If signing as attorney, executor, trustee or guardian, please give your full title as such. If stock is held jointly, each owner should sign.)



Signature:______________ Date:________ Signature:______________ Date:________